Exhibit 10.6

STOCK UNIT AGREEMENT

STOCK UNIT AGREEMENT (“Agreement”) effective as of August 7, 2007 (“Grant Date”), by and between AboveNet, Inc. (the “Company”) and Michael Doris (the “Participant”).

WHEREAS, the Company believes it desirable that the Participant be provided additional incentive to advance the interests of the Company through a grant of stock units under the AboveNet, Inc. Management Incentive Plan (the “Plan”):

NOW, THEREFORE, the parties agree as follows:

1.             Grant of Stock Units.

Pursuant to the Plan and subject to the terms and conditions set forth herein and therein, the Company hereby grants to the Participant 10,000 stock units (the “Stock Units”). Each Stock Unit constitutes a right to receive from the Company one share (each a “Unit Share” and collectively the “Unit Shares”) of the Company’s Common Stock, $.01 par value per share (the “Common Stock”).

2.             Vesting; Delivery of Unit Shares.

The Stock Units vest (i.e., arc not subject to forfeiture) upon the one year anniversary of the Grant Date, and the underlying Unit Shares of the vested Stock Units shall be delivered to the Participant on August 17, 2009 or such earlier date set forth in Section 5(a) and 5(e).

3.             Adjustment Upon Changes in Capitalization.

The aggregate number of Stock Units and Unit Shares shall be proportionately adjusted by the Board or the Compensation Committee of the Board (the “Committee”) for any increase or decrease in the number of issued shares of Common Stock resulting from a subdivision or consolidation of shares or other capital adjustment, or the payment of a stock dividend or other increase or decrease in such shares, effected without receipt of consideration by the Company, or other change in corporate or capital structure. The Board or the Committee may also make the foregoing changes and any other changes, including changes in the classes of securities available, to the extent it is deemed necessary or desirable to preserve the intended benefits of the Plan for the Company and the Participant in the event of any other reorganization, recapitalization, merger, consolidation, spin-off, extraordinary dividend or other distribution or similar transaction.

4.             Withholding.

The Company’s obligation to deliver Unit Shares under this Agreement shall be subject to the payment by the Participant of any applicable federal, state and local withholding tax. The Company shall, to the extent permitted by law, have the right to deduct from any payment of any kind otherwise due to the Participant any federal, state or local taxes required to be withheld with respect to the vesting of the Stock Units or the delivery of the Unit Shares.

5.             Termination of Employment; Change in Control.

(a)          In the event of the Participant’s death prior to the Stock Units vesting or prior to delivery of the Unit Shares after vesting has occurred, any unvested Stock Units, if any, shall immediately vest and the underlying Unit Shares shall be immediately delivered to the Participant’s beneficiary or beneficiaries.

(b)         Upon the termination of Participant’s employment with the Company as a result of a disability as hereinafter defined, any unvested Stock Units shall immediately vest. For the purposes of this Agreement, disability shall mean that the Participant is unable, for a period of ninety (90) consecutive days or more, because of physical or mental illness or condition, to perform his duties as an employee of the Company.

(c)          In the event of the termination of the Participant’s employment by the Company for Cause or by the Participant. any unvested Stock Units shall immediately be forfeited. For purposes of this Agreement. Cause shall have the definition set forth in the Plan.

(d)         Upon the termination of the Participant’s employment by the Company without Cause, any unvested Stock Units shall immediately vest.

(e)          In the event of a Change in Control, any unvested Stock Units shall immediately vest and the underlying Unit Shares of the vested Stock Units shall be immediately delivered to the Participant. For purposes of this Agreement, notwithstanding any other definition set forth in the Plan, a Change in Control shall be defined as (1) the acquisition by a person or group of outstanding stock of the Company, which together with the stock held by such person or group, represents more than 50% of the fair market value or total voting power of the stock of the Company (and provided that, if any person or group is considered to own more than 50% of the voting power or fair market value of the stock of the Company, the acquisition of additional stock by that same person or group will not constitute a Change in Control). (2) the acquisition during any I2-month period by a person or group of stock of the Company possessing 35% or more of the voting power of the stock of the Company. (3) the replacement of a majority of the members of the Board of Directors during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Company’s Board of Directors before the appointment or election, or (4) the acquisition by a person or group of 40% or more of the assets of the Company (measured as total gross fair market value) during any 12-month period.

(f)          The parties may not accelerate the delivery of any Stock Units before the dates set forth above.

6.             Transfer of Stock Units; Limitations on Delivery of Unit Shares; Put Right.

(a)          The Stock Units are not transferable otherwise than by will or the laws of descent and distribution. Any attempt to transfer the Stock Units in contravention of this subparagraph (a) is void ab initio. The Stock Units shall not be subject to execution, attachment or other process.

(b)         The Company shall use its commercially reasonable efforts to cause the Unit Shares delivered to the Participant under this Agreement to be free from restrictions on transfer under the federal securities law other than such restrictions that may be applicable to the holder solely by virtue of being an Affiliate (as defined in Rule 144 issued under the 1933 Acts) of the Company.

(c)          In the event that on the date of delivery, any of the following shall be true (1) the Unit Shares may not be sold by the Participant at such time under Rule 144 of the Securities Act of 1933, as amended (the “Securities Act”), or pursuant to a currently effective registration statement under the Securities Act. (2) the Participant is unable to sell the stock underlying his Unit Shares due to any Company imposed trading restriction or the Participant otherwise is in possession of material, non-public information regarding the Company or its securities or (3) the Company’s shares are not listed on a national stock exchange, the Company shall be obligated to repurchase such number of Unit Shares at the Fair Market Value (as defined in the Plan) of the Unit Shares on the date of such repurchase as required to meet the Company’s required minimum tax withholding with respect to the delivered Unit Shares (based on minimum statutory withholding rates for federal, state and local purposes, including payroll taxes, that are applicable to such supplemental taxable income). Notwithstanding the immediately preceding sentence, in the event the Internal Revenue Service determines that the fair market value of the Unit Shares is greater than the Fair Market Value as determined under the Plan and the Participant has incurred additional liability for income taxes, the Fair Market Value for purposes of this subparagraph (c) shall be increased to the value determined by the Internal Revenue Service. The Participant must give his notice to the Company of his election to exercise the right to require the Company to repurchase a portion of the Unit Shares within forty-five (45) days before or after the delivery date. In the event such Participant does not exercise such right, he shall be deemed to have elected to forego such right.

7.             No Rights in Unit Shares.

The Participant shall have none of the rights of a shareholder with respect to the Unit Shares unless and until Unit Shares are issued and delivered to him under this Agreement.

8.             No Right to Employment.

Nothing contained herein shall be deemed to confer upon the Participant any right to remain as an employee of the Company. The Company reserves the right to dismiss the Participant free from any liability, or any claim under the Plan, except as specifically provided in this Agreement.

9.             Governing Law/Jurisdiction.

This Agreement shall be governed by and construed in accordance with the laws of the State of New York without reference to principles of conflict of laws.

10.          Miscellaneous.

This Agreement cannot be changed or terminated orally. This Agreement and the Plan contain the entire agreement between the parties relating to the subject matter hereof. The paragraph headings herein are intended for reference only and shall not affect the interpretation hereof.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

/s/ Michael Doris
Michael Doris
Participant

ABOVENET, INC.

By:	/s/ Robert Sokota
	Name:	Robert Sokota
	Title:	SVP and General Counsel